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                                                                     EXHIBIT 11

                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                   (In thousands, except per share amounts)

                                         Three Months Ended  Nine Months Ended
                                            September 30        September 30
                                           1997      1996      1997      1996
                                           ----      ----      ----      ----


-------------------------------------------------------------------------------
Primary Earnings Per Share
--------------------------


  Net income                             $ 21,872  $ 23,125  $ 61,376  $ 48,086
                                         ========  ========  ========  ========

  Average number of shares outstanding     45,135    45,293    45,227    45,298
                                         ========  ========  ========  ========

  Primary earnings per share             $   0.48  $   0.51  $   1.36  $   1.06
                                         ========  ========  ========  ========

Fully Diluted Earnings Per Share
--------------------------------

  Net income                             $ 21,872  $ 23,125  $ 61,376  $ 48,086
                                         ========  ========  ========  ========

  Average number of shares outstanding 45,135 45,293 45,227 45,298 Effect of assumed exercise of
     outstanding stock options                124        75       121        59
                                         --------  --------  --------  --------

  Average number of shares outstanding
     after assumed exercise of
     outstanding stock options             45,259    45,368    45,348    45,357
                                         ========  ========  ========  ========

  Fully diluted earnings per share       $   0.48  $   0.51  $   1.35  $   1.06
                                         ========  ========  ========  ========




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